Exhibit 10.3

AMENDMENT NO. 2

TO STOCK PURCHASE AGREEMENT

This AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of May 2, 2019, by and between FC Global Realty Incorporated, a Nevada corporation (“Parent”) and Gadsden Growth Properties, Inc., a Maryland corporation (“Gadsden”). FC Global and Gadsden are each, individually, referred to as a “Party” and, collectively, as the “Parties.” Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to them in the Purchase Agreement (as defined below).

RECITALS

A.       On March 13, 2019, the Parties entered into a Stock Purchase Agreement, pursuant to which Parent agreed to acquire all of the Class A limited partnership interests of OPCO and all of the general partnership interests of OPCO in consideration for the issuance to Gadsden of the Parent Securities.

B.       On April 5, 2019, the Parties entered into Amendment No 1. to Stock Purchase Agreement to amend certain terms as stated therein (as amended, the “Purchase Agreement”).

C.       Pursuant to the Purchase Agreement, on April 5, 2019, Parent issued to Gadsden 430,306,645 shares of Parent Common Stock, 889,075 shares of Parent Series A Stock, 11,696,944 shares of Parent Series B Stock and 2,498,682 shares of Parent Series C Stock. Parent also agreed to issue 278,178,750 Holdback Shares to Gadsden on the Parent Charter Amendment Date.

D.       The Parties desire to amend the Purchase Agreement to (i) decrease the number of shares of Parent Common Stock issued at Closing to 118,623,985 shares and decrease the number of Holdback Shares to 110,477,220 shares, as the result of an error in the original calculation of shares of Parent Common Stock to be issued to Gadsden; (ii) provide for the issuance of the Holdback Shares on the Closing Date, rather than the Parent Charter Amendment Date; and (iii) provide for the issuance of certain of the shares of Parent Series B Stock and Parent Series C Stock to FHDC Group, LLC, a stockholder of Gadsden, in exchange for the equivalent number of shares of Gadsden held by it.

E.       Section 7.4 of the Purchase Agreement provides that the Purchase Agreement may be amended by a written instrument executed by the Parties. In accordance with Section 7.4, this Amendment amends the Purchase Agreement as hereinafter set forth.

AGREEMENT

In consideration of the foregoing recitals and the respective covenants, agreements, representations and warranties contained herein and in the Purchase Agreement, the Parties, intending to be legally bound, agree to amend and supplement the Agreement as follows:

1.            Amendment to Section 1.1. Section 1.1 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(a)           Securities Issued. Upon the terms and subject to the conditions of this Agreement, at the Closing on the Closing Date or such other date as provided in this this Section 1.1(a), Parent shall issue the following securities (collectively, the “Parent Securities”):

(i)       to Gadsden, 229,101,205 shares of the common stock, par value 0.01 per share (“Parent Common Stock”), of which 110,477,220 shares of Parent Common Stock (the “Holdback Shares”) will be held by Gadsden in a segregated account (the “Gadsden Specified Account”), which shall be subject to release in accordance with Section 5.10, and 118,623,985 shares of Parent Common Stock will not be subject to such Gadsden Specified Account;

(ii)       to Gadsden, 889,075 shares Parent Series A Stock;

(iii)      to Gadsden, 6,264,993 shares of Parent Series B Stock;

(iv)      to Gadsden, 498,682 shares of Series C Stock;

(v)       to FHDC Group, LLC (“FHDC”), 5,432,000 shares of Parent Series B Stock, subject to the requirements of Section 1.1(c); and

(vi)      to FHDC, 2,000,000 shares of Parent Series C Stock (together with the 5,432,000 shares of Parent Series B Stock referred to above, the “FHDC Shares”), subject to the requirements of Section 1.1(c).

(b)          Status of Securities. When issued, each of the Parent Securities shall be delivered to Gadsden and duly authorized, validly issued, fully paid and nonassessable

(c)          Exchange of FHDC Shares. The issuance of the FHDC Shares is subject to (i) FHDC’s entry into a cancellation and exchange agreement with Parent and Gadsden (the “Exchange Agreement”), pursuant to which FHDC shall agree to cancel its equivalent number of Gadsden Series B Preferred Shares and Gadsden Series C Preferred Shares (the “FHDC Gadsden Shares”) in exchange for the FHDC Shares and (ii) the surrender of all certificates representing the FHDC Gadsden Shares to Gadsden for cancellation.

2.            Cancellation of Shares. In order to effect the foregoing amendments, Parent and Gadsden shall cooperate to, as soon as practicable, cancel 201,205,440 shares of Parent Common Stock issued to Gadsden and, upon execution of the Exchange Agreement and surrender of the FHDC Gadsden Shares to Gadsden, cancel 5,432,000 shares of Parent Series B Stock and 2,000,000 shares of Parent Series C Stock issued to Gadsden and issue such shares to FHDC.

3.            Effect of Amendment. Except as amended by this Amendment, the Purchase Agreement shall remain in full force and effect. In addition, if there are any inconsistencies between the Purchase Agreement and this Amendment, the terms of this Amendment shall prevail and control for all purposes.

4.            Governing Law. This Amendment shall be construed in accordance with and governed by the Laws of the State of Maryland without giving effect to the principles of conflict of laws.

5.            Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original regardless of the date of its execution and delivery. All such counterparts together shall constitute one and the same instrument.

[Signatures Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

FC GLOBAL REALTY INCORPORATED

By:	/s/ John Hartman
Name: John Hartman
Title: Chief Executive Officer

GADSDEN GROWTH PROPERTIES, INC.

By:	/s/ John Hartman
Name: John Hartman
Title: Chief Executive Officer